REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Adjustable Rate Securities Portfolios:

In planning and performing our audit of the financial statements and financial highlights of Adjustable Rate Securities
Portfolios for the year ended October 31, 1995, we considered
its   internal   control  structure,  including  procedures   for
safeguarding
securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management  of  Adjustable  Rate  Securities  Portfolios  is responsible
for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because   of   inherent  limitations  in  any  internal   control
structure,
errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not
necessarily   disclose  all  matters  in  the  internal   control
structure
that might be material weaknesses under standards established by
the  American  Institute  of  Certified  Public  Accountants.   A
material
weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements and  financial  highlights being audited may  occur  and  not  be detected
within a timely period by employees in the normal course of
performing  their  assigned  functions.   However,  we  noted  no
matters
involving  the  internal control structure, including  procedures for
safeguarding  securities,  that  we  consider  to   be   material
weaknesses,
as defined above, as of October 31, 1995.

This report is intended solely for the information and use of management of Adjustable Rate Securities Portfolios and the Securities and Exchange Commission.

S\COOPERS AND LYBRAND


Coopers and Lybrand L.L.P.
San Francisco, California
December 8, 1995